Exhibit 99.3

OMNI NEWCO, LLC AND SUBSIDIARIES

Audited Consolidated Financial Statements

As of and For the Year Ended December 31, 2022

INDEPENDENT AUDITOR'S REPORT

To the Board of Managers of Omni Newco, LLC

Opinion

We have audited the consolidated financial statements of Omni Newco, LLC and subsidiaries (the “Company”), which comprise the consolidated balance sheet as of December 31, 2022, and the related consolidated statements of operations and comprehensive income (loss), members’ equity and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter – First time adoption of ASC 842.

As disclosed in Note 2 and Note 8 to the financial statements, the Company adopted new accounting guidance related to ASC 842, Leases, applying retrospective application from the beginning of the adoption period through a cumulative-effect adjustment. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Deloitte & Touche LLP

September 16, 2023

OMNI NEWCO, LLC AND SUBSIDIARIES
Consolidated Balance Sheet
(in thousands)

December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$130,333
Accounts receivable:
Billed, net	236,980
Unbilled	31,506
Prepaid expenses and other assets	34,290
Total current assets	433,109

Property and equipment, net	81,145
Operating lease right-of-use assets	210,480
Other assets
Goodwill	531,385
Intangible assets, net	792,935
Other	14,820
Total other assets	1,339,140
Total assets	$2,063,874

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$80,890
Accrued expenses	100,256
Current portion of long-term debt	16,563
Current portion of contingent consideration	71,395
Current portion of operating lease liabilities	42,499
Other	587
Total current liabilities	312,190

Long-term debt, less current portion	1,347,132
Operating lease liabilities, less current portion	189,023
Contingent consideration liability, less current portion	25,254
Deferred income taxes	25,554
Other long-term liabilities	2,862
Total liabilities	1,902,015

Commitments and contingencies (Note 9)

Members’ equity	152,984
Accumulated other comprehensive loss	(4,492)
Retained earnings	13,367
Total members’ equity	161,859
Total liabilities and members’ equity	$2,063,874

See accompanying notes to consolidated financial statements.

OMNI NEWCO, LLC AND SUBSIDIARIES
Consolidated Statement of Operations and Comprehensive Income
(in thousands)

Year Ended December 31, 2022

Operating revenue	$1,872,269

Operating expenses:
Purchased transportation costs	1,242,341
Selling, general and administrative	474,850
Change in fair value of contingent consideration	(17,814)
Depreciation and amortization	56,183
Total operating expenses	1,755,560
Income from operations	116,709

Other expense:
Interest expense, net	(102,208)
Other income	4,517
Foreign exchange loss	2,638
Total other expense	(95,053)
Income before income taxes	21,656
Income tax expense	(5,657)
Net income	$15,999

Other comprehensive income
Foreign currency translation adjustment	(4,387)
Comprehensive income	$11,612

See accompanying notes to consolidated financial statements.

OMNI NEWCO, LLC AND SUBSIDIARIES
Consolidated Statement of Members’ Equity
(in thousands)

	Accumulated Other Comprehensive Loss	Retained Earnings	Members’ Equity
Balance, January 1, 2022	$(105)	$(2,632)	$375,494
Issuance of member units	-	-	11,386
Member distributions	-	-	(236,633)
Net income	-	15,999	15,999
Foreign currency translation loss	(4,387)	-	(4,387)
Balance, December 31, 2022	$(4,492)	$13,367	$161,859

See accompanying notes to consolidated financial statements.

OMNI NEWCO, LLC AND SUBSIDIARIES
Consolidated Statement of Cash Flows
(in thousands)

Year Ended December 31, 2022
Operating Activities
Net income	$15,999
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	56,183
Amortization of deferred financing costs	6,996
Change in fair value of contingent consideration	(17,849)
Deferred income tax	(1,018)
Provision for bad debts	3,601
Non-cash compensation and other	801
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	148,140
Prepaid and other assets	(11,171)
Accounts payable	(44,420)
Accrued expenses and other liabilities	(22,325)
Net cash provided by operating activities	134,937

Investing activities
Cash paid for acquisitions, net of cash acquired	(132,559)
Purchase of property and equipment	(35,564)
Net cash used in investing activities	(168,123)

Financing activities
Proceeds from long-term debt	420,000
Repayments of long-term debt	(10,565)
Repayments of revolving line of credit	(20,000)
Repayments of finance lease obligations	(3,204)
Payment of debt issuance costs	(13,404)
Cash paid to settle contingent consideration	(10,002)
Cash received from member issuances	1,015
Purchase of member units	(1,885)
Member distributions	(234,510)
Net cash provided by financing activities	127,445
Effect of exchange rate changes on cash and cash equivalents	(930)
Net increase in cash and cash equivalents	93,329

Cash and cash equivalents - beginning of period	37,004
Cash and cash equivalents - end of period	$130,333

Supplemental cash flow information
Cash paid for interest	$94,375
Cash paid for income taxes	$8,613

Non-cash investing and financing activities
Issuance of capital units in connection with acquisitions	$9,709
Contingent consideration liability	$32,700
Accrued distributions	$7,444
Right-of-use assets – finance leases	$13,841
Right-of-use assets – operating leases	$176,818
Goodwill measurement period adjustment	$1,506

See accompanying notes to consolidated financial statements.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2022

1.	Nature of Operations

Omni Newco, LLC (“Newco”), was formed as a Delaware limited liability company on December 21, 2020. Newco, through its wholly-owned subsidiary, Omni Parent, LLC (together “the Company,” “we,” or “our”) is engaged in the arrangement of air, ocean and ground transportation, with commercial carriers for its customers, both nationally and internationally. Additionally, the Company provides e-commerce fulfillment, warehousing and distribution and value-added services, such as testing and light assembly.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

All dollar amounts in the notes are presented in thousands unless otherwise specified.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable consist of billed and unbilled receivables for services performed for the Company’s customers. The Company performs credit evaluations of its customers and reviews accounts receivable on a monthly basis and determines if any accounts will potentially be uncollectible. The Company includes any such uncollectible amounts in its allowance for doubtful accounts. Based upon information available, management recorded an allowance for doubtful accounts of $6,091 as of December 31, 2022. Actual write-offs may occur and the resulting losses may exceed the allowance for doubtful accounts.

Property and Equipment, Net

Property and equipment are recorded at cost less accumulated depreciation and amortization. Property and equipment in connection with business combinations are recorded at fair value. Depreciation is computed on a straight-line basis over the estimated useful lives of the asset. Leasehold improvements are amortized over the shorter of the remaining lease term or economic life of the related assets. Depreciation and amortization expense for the year ended December 31, 2022 was $13,445.

Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures for betterment and major renewals are capitalized. The cost of assets sold or retired and the related amounts of accumulated depreciation and amortization are eliminated from the accounts in the year of disposal and the resulting gains and losses are included in operations.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2022

Property and equipment consist of the following:

	Estimated useful life in years	December 31, 2022
Machinery and equipment	1-10	$28,496
Right-of-use asset – finance leases	1-7	18,809
Transportation equipment	1-5	1,387
Office furniture and fixtures	1-7	13,403
Land	N/A	899
Leasehold improvements	1-10	37,632
Total assets		100,626
Less: accumulated depreciation		(19,481)
Property and equipment, net		$81,145

Machinery and equipment and leasehold improvements not yet subject to depreciation was $8,839 as of December 31, 2022.

Business Combinations

The Company accounts for business acquisitions using the acquisition method of accounting based on Accounting Standards Codification (“ASC”) 805 — Business Combinations, which requires recognition and measurement of all identifiable assets acquired and liabilities assumed at their fair value as of the date control is obtained. The Company determines the fair value of assets acquired and liabilities assumed based upon its best estimates of the acquisition-date fair value of assets acquired and liabilities assumed in the acquisition. Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired. Subsequent adjustments to the fair value of any contingent consideration are recorded in the Company’s consolidated statement of operations.

Based on the acquisition date and the complexity of the underlying valuation work, certain amounts included in the Company’s consolidated financial statements may be provisional and thus subject to further adjustments within the permitted measurement period (not exceeding one year from the date of acquisition), as defined in ASC 805.

Goodwill

Goodwill is allocated to the reporting unit for the purpose of impairment testing. Goodwill is tested for impairment annually and between annual tests whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable. Goodwill is tested at the reporting unit level, which is defined as an operating segment or one level below the operating segment. An impairment loss is recognized if the estimated fair value of a reporting unit is less than its net book value.

Goodwill is tested at least annually for impairment on October 1, or more frequently if events or changes in circumstances indicate that the asset might be impaired. The Company first performs a qualitative assessment to determine whether it is more likely than not that the fair value of its reporting units is less than their respective carrying value (“Step Zero Analysis”). If the qualitative assessment indicates it is more likely than not that the fair value of the Company’s reporting units is less than their respective carrying value, an additional impairment assessment is performed. No impairment was recognized for the year ended December 31, 2022.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2022

Impairment of Long-Lived Assets

Long-lived assets (excluding goodwill), such as property and equipment and definite lived intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. There were no impairment charges to long-lived assets for the year ended December 31, 2022.

Leases

The Company holds leases classified as both operating and finance. As of January 1, 2022, the Company adopted ASU 2016-02, Leases, which required the Company to recognize a right-of-use asset and a corresponding lease liability on its balance sheet for most leases classified as operating leases under previous guidance. The Company continues to record a right-of-use asset and corresponding lease liability for leases classified as finance leases under the previous guidance. This standard was adopted using the modified retrospective approach as of January 1, 2022 and comparative financial statements have not been presented as allowed per the guidance. As a result, for leases and subleases with terms greater than 12 months, the Company recorded the related right-of-use asset as the balance of the related lease liability, adjusted for any prepaid or accrued lease payments. The lease liability was recorded at the present value of the lease payments over the term. See further discussion in Note 8, Leases.

Members’ Equity

The Company allocates net income and losses to the Members in accordance with the Limited Liability Company agreement. Contributions and distribution are also made in accordance with the Limited Liability Company agreement.

Revenue

Freight Forwarding

The Company contracts with commercial carriers to arrange for the shipment of cargo. A substantial portion of the Company’s freight forwarding business is conducted through non-committed space allocations with carriers. The Company arranges for, and in many cases provides, pick-up and delivery service between the carrier and the location of the shipper or recipient in addition to other ancillary services. The transaction price is based on the consideration specified in the customer’s contract.

Revenue is recognized upon transfer of control of promised products or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. A performance obligation is created when a customer under a transportation contract submits a bill of lading for the transport of goods from origin to destination. These performance obligations are satisfied as the shipments move from origin to destination. Transportation revenue is recognized proportionally as a shipment moves from origin to destination and the related costs are recognized as incurred. Some of the customer contracts contain a promise to stand ready, as the Company is obligated to provide transportation services for the customer. For these contracts, the Company recognizes revenue on a straight-line basis over the term of the contract because the pattern of benefit to the customer, as well as the Company’s efforts to fulfill the contract, are generally distributed evenly throughout the period. Performance obligations are short-term, with transit periods ranging from several days to a few months. Customers are billed upon delivery of the freight on a monthly basis, and remit payment according to approved payment terms. The Company recognizes revenue on a net basis when the Company does not control the specific services.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2022

The Company has determined that in general each shipment transaction or service order constitutes a separate contract with the customer. However, when the Company provides multiple services to a customer, different contracts may be present for different services. The Company combines the contracts, which form a single performance obligation, and accounts for the contracts as a single contract when certain criteria are met.

The Company evaluates whether amounts billed to customers should be reported as gross or net revenue. Generally, revenue is recorded on a gross basis when the Company is primarily responsible for fulfilling the promise to provide the services, when it assumes risk of loss, when it has discretion in setting the prices for the services to the customers, and when the Company has the ability to direct the use of the services provided by the third party.

Warehousing, Distribution and Value-Added Services

The Company recognizes revenue for warehousing, distribution and value-added services as the performance obligation is satisfied in accordance with the contract, which ranges from a few months to a few years. The Company’s performance obligations are satisfied over time as customers simultaneously receive and consume the benefits of the Company’s services. The Company recorded an immaterial amount of deferred revenue included in other liabilities on the accompanying consolidated balance sheet. The contracts contain a single performance obligation, as the distinct services provided remain substantially the same over time. The transaction price is based on the consideration specified in the contract with the customer and contains fixed and variable consideration. In general, the fixed consideration component of a contract represents reimbursement for facility and equipment costs incurred to satisfy the performance obligation and is recognized on a straight-line basis over the term of the contract. The variable consideration component is comprised of cost reimbursement, per-unit pricing or time and materials pricing and is determined based on the costs, units or hours of services provided, respectively, and is recognized over time based on the level of activity.

Revenues for freight forwarding was $1,685,869 for the year ended December 31, 2022. Revenues for warehousing, distribution and value-added services were $186,400 for the year ended December 31, 2022.

Income Taxes

The Company is a limited liability company. Under this method of organization, the members are taxed individually on their share of earnings. However, the Company has a wholly-owned U.S. corporation that is subject to federal income taxes which has been included in the accompanying consolidated financial statements. The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

Foreign income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due and deferred taxes, which relate primarily to the difference between the depreciation methods used for financial and income tax reporting.

The Company follows guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the consolidated financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2022

The Company records income tax related interest and penalties, if applicable, as a component of the provision for income tax expense. None of the Company’s income tax returns are currently under examination by taxing authorities. Fiscal years 2013 and later remain subject to examination by foreign tax authorities and years 2020 and later remain subject to examination by U.S. Federal and state taxing authorities. The Company believes that it has no uncertain tax positions for income taxes and believes there will be no significant changes in these positions during the next twelve months.

Foreign Currency

The Company operates in multiple countries in Asia, North America, and Europe. Foreign currency amounts attributable to its foreign operations have been translated into U.S. dollars using year-end exchange rates for assets and liabilities, historical rates for equity, and average monthly rates for revenues and expenses. Translation adjustments resulting from this process are recorded as components of other comprehensive income until complete or substantially complete liquidation by the Company of its investment in a foreign entity. Gains and losses resulting from re-measurement transactions denominated in currencies other than the functional currency are included in the consolidated statement of operations and comprehensive income. Also, the Company is exposed to foreign currency exchange fluctuations on monetary assets and liabilities denominated in currencies that are not the local functional currency.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and requires management to disclose contingent assets and liabilities at the date of the consolidated financial statements. While management believes current estimates are reasonable and appropriate, actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with financial institutions which, at times, exceed federally insured limits. The Company monitors the financial condition of the banks and has experienced no losses associated with the accounts. The Company is not party to any financial instruments which would have off-balance sheet credit or interest rate risk.

One customer accounted for approximately 5% of revenue for the year ended December 31, 2022.

Fair Value of Financial Instruments

Accounting guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy categorizes assets and liabilities measured at fair value into one of three different levels depending on the observability of the inputs employed in the measurement. The three levels are defined as follows:

Level 1 – Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Other inputs that are observable directly or indirectly such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2022

Level 3 – Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

The Company’s fair value of financial instruments disclosure is based upon information available to management as of December 31, 2022. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The Company’s financial instruments consist mainly of cash and cash equivalents, accounts receivable, accounts payable, contingent consideration and long-term debt. The carrying value for cash and cash equivalents, accounts receivable, and accounts payable approximates their fair value, principally due to the short-term maturities of these instruments. The carrying value for long-term debt approximates fair value because the interest rate is similar to other financial instruments with similar credit risks and terms.

The Company follows accounting guidance for nonfinancial assets and liabilities measured at fair value on a non-recurring basis. As it relates to the Company, this applies to certain nonfinancial assets and liabilities acquired in business combinations and thereby measured at fair value. The Company has classified such fair value measurements as level 3 and determines fair value primarily by internal valuations.

On November 29, 2021, the Company settled the Mach 1 earnout in cash of $16,298. The difference between the estimated value and the amount paid of $6,458 was included in change in fair value of contingent consideration liability in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2021.

The Company’s only material financial instruments carried at fair value as of December 31, 2022, with changes in fair value flowing through current earnings, consist of contingent consideration liabilities recorded in conjunction with business combinations.

In connection with the 2021 acquisitions of Epic, Trinity, Millhouse and PLC, as well as the 2022 acquisitions of LiVe and AGW as defined in Note 3, the Company recorded a contingent consideration liability on each of the acquisition dates, which consists of a potential future payment to each of the sellers. The potential future payment for Epic, Millhouse and LiVe is based on adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), as defined in the respective purchase and sale agreement. The potential future payment for Trinity, PLC and AGW is based on gross profit, as defined in the respective purchase and sale agreement. The fair value of the contingent consideration liability was determined using a Monte Carlo simulation model. The fair value is based on significant inputs not observable in the market and thus represents a level 3 measurement.

The contingent consideration liabilities were measured subsequently at December 31, 2022 at fair value. The fair value adjustments associated with contingent consideration liabilities were included in total operating expenses on the consolidated statement of operations and comprehensive income for the year ended December 31, 2022.

The following table summarizes the fair values of the contingent consideration liabilities for the acquisitions at each acquisition date (see Note 3) and at December 31, 2022.

	Epic	Trinity	Millhouse	PLC	LiVe	AGW	Total
Estimated value at December 31, 2021	$11,000	$42,500	$24,000	$14,300	$-	$-	$91,800
Acquisition date estimated value	-	-	-	-	11,400	21,300	32,700
Payments of contingent consideration	-	(10,002)	-	-	-	-	(10,002)
Change in estimated value	288	(32,498)	914	9,497	5,850	(1,900)	(17,849)
Estimated value at December 31, 2022	$11,288	$-	$24,914	$23,797	$17,250	$19,400	$96,649

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2022

A reconciliation of the beginning and ending balances of recurring fair value measurements recognized in the accompanying balance sheet using significant unobservable (Level 3) inputs, is as follows:

December 31, 2022
Balance at beginning of the period	$91,800
Fair value recorded at acquisition	32,700
Fair value changes included in change in fair value of contingent consideration liability	(17,849)
Payments of contingent consideration	(10,002)
Balance at end of the period	$96,649

Deferred Financing Costs

Financing costs incurred related to debt issuance are deferred and amortized over the term of the related debt which approximates the effective interest rate method. When a debt is retired before its maturity, unamortized deferred financing costs are written off in the period the debt is extinguished. For the year ended December 31, 2022, amortization expense of $6,996 is recorded in interest expense on the consolidated statement of operations and comprehensive income.

Investments Other Securities

The Company accounts for its investments in equity securities in accordance with ASC Topic No. 321, Investments - Equity Securities (“ASC 321”) which requires the accounting for equity investments (other than those accounted for using the equity method of accounting) generally to be measured at fair value for equity securities with readily determinable fair values. For equity securities without a readily determinable fair value that are not accounted for by the equity method, the Company measures the equity security using cost, less impairment, if any, and plus or minus observable price changes arising from orderly transactions in the same or similar investment from the same issuer. Any unrealized gains or losses will be reported in current earnings.

The Company has an investment in Evolve Supply Chain Solutions, LLC (“Evolve”) accounted for at cost less impairment, at $2,500 at December 31 2022, the Company owned a total of 882,352 Series A Preferred Units, or 15%, included in other noncurrent assets on the accompanying consolidated balance sheet.

At any point in time, the Company has the ability to convert some or all its Series A Preferred Units into common units of Evolve based on the Series A Preferred Conversion Price, as defined in the Amended and Restated Limited Liability Company Agreement of Evolve Supply Chain Solutions, LLC.

3.	Acquisitions

On March 31, 2022, the Company through its wholly-owned subsidiary Omni Logistics, LLC acquired substantially all of the assets of LiVe Logistics Corporation (“LiVe”). LiVe was founded in 2016 and is headquartered in Vernon Hills, Illinois. LiVe is a third-party logistics company that provides assetlight transportation and logistics services, specializing in a variety of 3PL services, including full truckload, less-than-truckload, shared truckload, multi-stop deliveries, drop trailers, box trucks, sprinter vans, flatbeds, refrigerated, frozen, reefer, flatbeds, intermodal, rail, and warehousing to customers in the United States.

On August 26, 2022, the Company purchased AG World Transport, Inc. and certain subsidiaries (collectively “AGW”) in a stock purchase acquisition. AGW was founded in 1996 and is headquartered in San Francisco, California, and has offices in the United States, Asia, and Europe. AGW is a global freight forwarder that leverages its expertise in air freight, ocean freight, road service, and logistics to craft customized, end-to-end supply chain solutions. The acquisition of AGW was to bolster Omni’s brokerage team and win additional business from existing customers through enhanced air freight capabilities.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2022

The business combinations described above were accounted for using the acquisition method of accounting and the purchase price was allocated to the net assets acquired at estimated fair value.

Total consideration for each acquisition is as follows:

	LiVe	AGW	Total
Cash consideration	$37,805	$108,664	$146,469
Working capital adjustment due from seller	(250)	(6,801)	(7,051)
Equity units	4,462	5,247	9,709
Contingent consideration	11,400	21,300	32,700
Total	$53,417	$128,410	$181,827
Less: cash acquired	(1,095)	(12,815)	(13,910)
Total consideration	$52,322	$115,595	$167,917

Management uses the Option-Pricing Method to estimate fair value of the capital units as of the acquisition date. The Option-Pricing Method requires valuation assumptions of expected term, risk-free interest rates (2.42% for LiVe and 3.27% for AGW), expected volatility (43.40% for LiVe and 51.50% for AGW), and expected dividend yield. The term of four years represents the period to an expected liquidity event. The estimated risk-free interest rate is based on the implied yield available on the transaction date of a U.S. Treasury note with a term equal to the expected term. Estimated volatility is based on historical volatility of publicly traded peer companies over a period equal to the expected term. The dividend yield of 0.0% assumes that dividends are accrued and paid continuously.

Based upon the purchase price allocation, the following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of the respective acquisition:

	LiVe	AGW	Total
Accounts receivable	$7,864	$26,886	$34,750
Prepaid and other current assets	128	1,968	2,096
Right of use asset	75	9,446	9,521
Property and equipment	435	2,712	3,147
Other noncurrent assets	-	652	652
Goodwill	7,156	37,137	44,293
Intangible assets – customer relationships	42,600	86,400	129,000
Intangible assets – trade names	1,000	2,000	3,000
Total assets	$59,258	$167,201	$226,459
Accounts payable	$5,642	$9,764	$15,406
Income tax payable	-	5,610	5,610
Accrued expenses	1,219	4,127	5,346
Lease liabilities, current	69	1,698	1,767
Deferred income taxes, current	-	17,147	17,147
Other current liabilities	-	4,129	4,129
Lease liabilities, long-term	-	375	375
Other long-term liabilities	6	8,756	8,762
Total liabilities	$6,936	$51,606	$58,542
Net assets acquired	$52,322	$115,595	$167,917

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2022

Goodwill represents the excess purchase price over the fair value of the assets net of liabilities acquired. Trained and assembled workforce which does not meet the separability criterion is included in goodwill. Goodwill is not deductible for tax purposes.

Customer relationships have an estimated useful life of 15 years while trade names are amortized over 2 years. See Note 5 for further details.

The Company incurred acquisition costs totaling approximately $3,937 that were expensed during 2022 and are included in selling, general and administrative expenses on the consolidated statement of operations and comprehensive income.

In connection with the acquisitions, the Company borrowed under its First Lien Term Loan and Amended and Restated First Lien Term Loan. See Note 7 for further details.

4.	Goodwill

Reconciliation of goodwill as December 31, 2022 is as follows:
December 31, 2022
Goodwill – beginning balance	$485,586
Goodwill additions – business combinations (Note 3)	44,293
Measurement period adjustments	1,506
Goodwill – ending balance	$531,385

5.	Intangible Assets

Intangible assets consist of the following as of December 31, 2022:

	Weighted Average Useful Life in Years	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	16.5	$766,081	$(65,490)	$700,591
Internally developed software	3.6	1,600	(437)	1,163
Trade names - finite-lived	1.2	9,500	(5,719)	3,781
Trade names - indefinite-lived		87,400	-	87,400
Total intangible assets		$864,581	$(71,646)	$792,935

Amortization expense of $42,720 is included in the consolidated statement of operations and comprehensive income for the year ended December 31, 2022, within depreciation and amortization. Future amortization of intangible assets will be as follows:

December 31,
2023	$46,315
2024	44,117
2025	43,325
2026	43,208
2027	43,005
Thereafter	485,565
$705,535

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2022

6.	Accrued Expenses

Accrued expenses consist of the following:

December 31, 2022
Accrued purchased transportation costs	$22,853
Accrued compensation, benefits and withholdings	39,172
Value-added taxes payable	1,822
Accrued professional fees	1,263
Distributions payable	7,444
Current portion of accrued claims (See Note 9)	4,581
Other accrued expenses	23,121
Accrued expenses	$100,256

7.	Long-Term Debt

At December 31, 2022, long-term debt consisted of the following:

December 31, 2022
Term loan	$1,132,210
Subordinated term loan	245,000
Revolving line of credit	-
Finance leases of equipment	15,590
Total debt	1,392,800
Deferred financing costs, net	(29,105)
Total debt	1,363,695
Less: current portion	(16,563)
Total long-term debt, net of current portion	$1,347,132

Senior Secured First Lien Term Loan

On December 30, 2020, the Company entered into a Term Loan payable with a financial institution for a principal amount of $360,000, maturing in December 2026. The Company increased the principal amount by $90,000 under incremental commitment amendment No.1 on June 18, 2021 and $50,000 under incremental commitment amendment No.2 on October 22, 2021. The Term Loan includes a delayed draw in an aggregate principal amount not to exceed $65,000, maturing in December 2026. In 2021, in connection with acquisitions of Epic, Tiger and Millhouse, the Company borrowed a total of $65,000 under the delayed draw. In March 2022, in connection with the LiVe acquisition, the Company borrowed $40,000 under the delayed draw.

The Company established a new term facility in an aggregate principal amount of $115,000 and established a new delayed draw commitment No.3 on June 24, 2022 in the amount of $100,000 and $45,000 under delayed draw commitment No.4. The agreement also amended definitions of interest whereby the Eurodollar Rate is replaced with Secured Overnight Financing Rate (SOFR).

In August of 2022, in connection with the AGW acquisition, the Company borrowed a total of $100,000 under the delayed draw commitment No.3.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2022

On November 30, 2021, the Company amended and restated (“A&R) the First Lien Term Loan and increased the aggregate principal amount to $800,000, maturing in December 2026. The A&R Term Loan includes delayed draw of an aggregate amount of $185,000. In connection with acquisition of PLC, the Company borrowed $90,000 under the delayed draw on December 29, 2021. The A&R Term Loan bears interest at a base rate per annum equal to the Eurodollar Rate plus the applicable margin or at a rate per annum equal to the Alternate Base Rate plus the applicable margin for Alternate Base Rate loans and secured by substantially all the assets of the Company. The June 2022 Amendment replaced Eurodollar Rate plus applicable margin with SOFR plus applicable margin. The interest rate on the outstanding borrowings was 9.73% at December 31, 2022.

Principal payments equal to 0.25% of the aggregate principal amount are due quarterly commencing on June 30, 2021, with the remaining due upon maturity. Accrued interest is due quarterly.

Revolving Line of Credit

On December 30, 2020, the Company entered into Revolving Line of Credit with an aggregate principal amount not to exceed $40,000, maturing in December 2025. On November 30, 2021, the Company increased the Revolving Credit Commitment to an aggregate principal amount of $80,000 under the A&R First Lien Credit Agreement. The Revolving Line of Credit bears interest at a base rate per annum equal to the Eurodollar Rate (as replaced with SOFR) plus the applicable margin or at a rate per annum equal to the Alternate Base Rate plus the applicable margin for Alternate Base Rate loans and is unsecured. Principal is due at maturity and accrued interest is due quarterly. The Company shall pay a commitment fee at a rate per annual equal to 0.50% times the actual daily undrawn amount under the Revolving Line of Credit. The commitment fee is due quarterly and on the maturity date for the Revolving Line of Credit. There were no outstanding borrowings under the agreement at December 31, 2022.

Secured Second Lien Subordinated Term Loan

On December 30, 2020, the Company entered into a Subordinated Term Loan payable with a financial institution for a principal amount of $80,000, maturing in December 2027. On June 24, 2022, the Company obtained a new term facility in the aggregate principal amount of $135,000 and on June 30, 2022, the company entered into the Fifth Amendment to the Secured Second Lien Credit Agreement and funded $30,000 term facility. The Subordinated Term Loan bears interest at a base rate per annum equal to the Eurodollar Rate (as replaced with SOFR) plus the applicable margin or at a rate per annum equal to the Alternate Base Rate plus the applicable margin for Alternate Base Rate loans (10.0% at December 31, 2020) and secured by substantially all the assets of the Company. The Subordinated Term Loan is subordinate to the First Lien Term Loan. Principal is due at maturity and accrued interest is due quarterly.

Future maturities of Company’s long-term debt as of December 31, 2022 are as follows:

December 31,
2023	$11,455
2024	11,455
2025	11,455
2026	1,097,845
2027	245,000
Thereafter	-
$1,377,210

The credit agreements have affirmative and negative covenants as defined within each credit agreement and compliance with the consolidated net leverage ratio. At December 31, 2022, the Company was in compliance with all the terms of its credit facilities.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2022

8.	Leases

As of January 1, 2022, the Company adopted ASU 2016-02, Leases, which required the Company to recognize a right-of-use asset and a corresponding lease liability on its balance sheet for most leases classified as operating leases under previous guidance. The Company adopted the standard using the modified retrospective approach as of January 1, 2022 and comparative financial statements have not been presented as allowed per the guidance.

The Company elected several of the practical expedients permitted under the transition guidance within the new standard. Practical expedients selected allowed the Company to combine lease and non-lease components and to use hindsight in determining lease term. In addition, we have made a policy election to not apply the guidance of ASC 842 to leases with an initial term of 12 months or less as allowed by the standard. For these leases with an initial term of 12 months or less, the Company recognized the corresponding lease expense on a straight-line basis over the lease term. These practical expedients have been elected for all leases and subleases and will be applied on a go-forward basis.

The Company determines if its contractual agreements contain a lease at Inception. A contract is or contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. An entity controls the use of the identified asset if both of the following are true: (1) the entity obtains the right to substantially all of the economic benefits from use of the identified asset and (2) the entity has the right to direct the use of the identified asset. For the year ended December 31, 2022, the Company leased facilities and equipment under operating and finance leases.

The Company has entered into or assumed through acquisition several equipment finance leases for assets including forklifts, tractors and trailers with original lease terms between 2 and 9 years. These leases expire in various years through 2028 and certain leases may be renewed for periods varying from 1 to 3 years. The finance leased equipment is being amortized over the shorter of the lease term or useful life. This amortization is included in depreciation and amortization expense.

The Company leases some of its facilities under noncancellable operating leases that expire in various years through 2032. Certain leases may be renewed for periods varying from 1 to 11 years.

The Company also subleases certain facility leases to independent third parties; however, as the Company is not relieved of its primary obligation under these leases, these assets are included in the right-of-use lease assets and corresponding lease liabilities as of December 31, 2022. Sublease rental income was $488 for the year ended December 31, 2022. In 2023, the Company expects to receive aggregate future minimum rental payments under noncancellable subleases of approximately $136. Noncancellable subleases expire between 2020 and 2024.

For leases and subleases with terms greater than 12 months, the Company recorded the related right-of-use asset as the balance of the related lease liability, adjusted for any prepaid or accrued lease payments. Unamortized initial direct costs and lease incentives were not significant as of December 31, 2021. The lease liability was recorded at the present value of the lease payments over the term. Many of the Company’s leases include rental escalation clauses, renewal options and/or termination options that were contemplated in the determination of lease payments when appropriate. As of December 31, 2021, the Company was not reasonably certain of exercising any renewal options. Further, as of December 31, 2021, it was reasonably certain that all termination options would not be exercised. As such, there were no adjustments made to its right-of-use lease assets or corresponding liabilities as a result. In addition, the Company does not have any leases with residual value guarantees or material restrictions or covenants as of December 31, 2022.

The Company did not separate lease and nonlease components of contracts for purposes of determining the right-of use lease asset and corresponding liability. Additionally, variable lease and variable nonlease components were not contemplated in the calculation of the right-of-use asset and corresponding liability.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2022

For facility leases, variable lease costs include the costs of common area maintenance, taxes, and insurance for which the Company pays its lessors an estimate that is adjusted to actual expense on a quarterly or annual basis depending on the underlying contract terms. For equipment leases, variable lease costs may include additional fees for using equipment in excess of estimated annual mileage thresholds. Leasehold improvements were also excluded from the calculation of the right-of-use asset and corresponding liability. Leasehold improvements are recorded as an asset at cost and are amortized over the shorter of the estimated useful life or the initial term of the lease.

Year ended December 31, 2022

Lease cost
Finance lease cost:
Amortization of right of use asset	$3,167
Interest on lease liabilities	627

Operating lease cost:	47,800
Short-term lease cost	10,690
Sublease income	488
Total lease cost	$62,772

Future minimum lease payments under noncancelable operating and finance leases with remaining terms greater than one year as of December 31, 2022 were as follows:

	Finance Leases	Operating Leases
2023	$5,908	$56,477
2024	4,408	51,856
2025	3,563	40,235
2026	2,774	32,844
2027	703	26,055
Thereafter	7	78,792
	$17,363	$286,259

Following table summarizes the supplemental cash flow and additional information:

Year ended December 31, 2022
Other information
Cash paid for amount included in the measurement of lease liabilities:
Operating cash flows from finance leases	$627
Operating cash flows from operating leases	43,566
Financing cash flows from finance leases	3,204

Right of use asset obtained in exchange for new finance lease liabilities	13,841
Right of use asset obtained in exchange for new operating lease liabilities	176,818

Weighted-average remaining lease term – finance leases (in years)	3.7
Weighted-average remaining lease term – operating leases (in years)	5.4

Weighted-average discount rate – finance leases	6.1%
Weighted-average discount rate – operating leases	6.1%

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2022

9.	Commitments and Contingencies

The Company is party to various legal claims and actions incidental to its business, including claims related to vehicle liability, workers’ compensation, and property damage. The Company accrues for the uninsured portion of contingent losses from these and other pending claims when it is both probable that a liability has been incurred and the amount of loss can be reasonably estimated. Based on the knowledge of the facts, the Company believes the resolution of claims and pending litigation, taking into account existing reserves, will not have a material adverse effect on our consolidated financial statements. Moreover, the results of complex legal proceedings are difficult to predict, and the Company’s view of these matters may change in the future as the litigation and related events unfold.

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. As of December 31, 2022, $4,581 are included in accrued expenses on the accompanying balance sheet for current portion of known claims. The non-current portion of known claims of $2,824 at December 31, 2022 are included in other long-term liabilities in the accompanying consolidated balance sheet.

10.	Income Taxes

The components of income before income taxes for the year ended December 31, 2022 are as follows:

Domestic	$(11,857)
Foreign	33,513
Total	$21,656

As a result of a tax election to be treated as a limited liability company made by the Company under applicable Income Tax Regulations, the Company is treated as a partnership for U.S. federal income tax purposes and is not subject to income taxes. However, the Company holds interest in subsidiary corporations that are subject to income tax at the U.S. federal or foreign jurisdiction level. Therefore, the Company's rate reconciliation begins with a zero percent income tax rate, but taxes are included in the reconciliation for the Company's withholding tax obligations and the tax obligations of its subsidiaries.

The following is a reconciliation from tax computed as statutory income tax rates to the Company’s income tax expense for the year ended December 31, 2022:

Income tax expense (benefit) at federal statutory rate	$-
U.S. federal income tax benefit of subsidiary entities	(81)
Foreign income tax expense of subsidiary entities	5,080
State and local taxes, net of federal benefit	658
Total income tax expense	$5,657

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2022

Income tax expense (benefit) consisted of the following for the year ended December 31, 2022:

Current
State	$425
Federal	910
Foreign	5,340
Total current	6,675
Deferred
State	233
Federal	(991)
Foreign	(260)
Total deferred	(1,018)
Total income tax expense	$5,657

The significant components of deferred tax assets and liabilities are as follows for December 31, 2022:

Deferred tax assets
Accounts receivable allowances	$87
Operating lease liability	2,828
Property and equipment	40
Other, net	117
Total deferred tax assets	3,072
Deferred tax liabilities
Acquired intangibles	(25,918)
Right-of-use asset	(2,708)
Total deferred tax liabilities	(28,626)
Net deferred tax liabilities	$(25,554)

The Company’s effective tax rate for the year ended December 31, 2022 was 26.1%.

The Company assesses whether a deferred tax asset will be realized, the Company considers whether it is more likely than not that either some or a portion or all of the deferred tax assets will not be realized. The Company considers the reversal of existing taxable temporary differences, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of existing taxable temporary differences, the Company believes it is more likely than not that it will realize a portion of the benefits of the federal, state, and foreign deductible differences.

The Company and its subsidiaries file in income tax returns in the U.S. and in various, state and local and foreign jurisdictions. The statute of limitations related to the consolidated U.S. federal income tax return is closed for all tax years up to and including 2018. The expiration of the statute of limitations related to the various state and foreign income tax returns that the Company and subsidiaries file varies by jurisdiction.

As of December 31, 2022, the Company had an estimated $139,640 of undistributed earnings attributable to foreign subsidiaries for which no provision for federal and state income taxes or foreign withholding taxes have been made because it is expected that such earnings will be reinvested outside the U.S. indefinitely unless repatriation can be done substantially tax-free. The Company continues to assert indefinite reinvestment on outside basis differences in our non-U.S. subsidiaries. Additionally, any determination of the amount of the unrecognized deferred tax liability on outside basis differences is not practicable because of the complexity of laws and regulations, the varying tax treatment of alternative repatriation scenarios and the variation due to multiple potential assumptions relating to the timing of any future repatriation.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2022

Furthermore, ownership of the foreign subsidiaries is by Omni Newco, LLC (U.S. partnership) which is not subject to income taxes. Foreign remittances are passed-through at the partnership level and allocated to each partner and taxed as applicable.

The Company and its subsidiaries did not have any unrecognized tax benefits as of December 31, 2022.

11.	Retirement Plan

The Company has a 401(k) profit sharing plan that covers certain eligible employees. Contributions to the plan are at the discretion of management. For the year ended December 31, 2022, the Company contributed $192 to the plan.

12.	Profit Unit Plan

Class B Member Units

On March 26, 2021, the Board of Managers of Company’s parent created a new profit unit plan with authorized Class B member units (“Class B Units”).

The Company accounted for the Units as liabilities under FASB ASC 718, Compensation – Stock Compensation. As such, the fair value of each award would be calculated at each reporting date. However, the Company recognized no compensation cost for Class B Units that are contingent upon continued employment and only vest upon a liquidity event that generates an internal rate of return of 18% or more as the vesting conditions are not considered probable until a liquidity even occurs.

The Company granted Class B Units as non-cash compensation in 2022 that are not contingent upon continued employment and a liquidity event. The Company recognizes stock compensation expense based on the fair value of awards on the date of grant. The fair value of awards was measured using income approach and market approach. This expense is recognized in “Selling, general and administrative expenses” on a straight-line basis over the service periods as compensation costs on the consolidated statements of operations and comprehensive income. Our accounting policy is to account for forfeitures as they occur.

As of December 31, 2022, there was $1,381 of unrecognized compensation expense related to nonvested grants. The unrecognized compensation costs are expected to be recognized over a weighted-average of 2.3 years. Fair value of the units vested was $273 in 2022.

A summary of the status of our nonvested units issued, and the changes during the year ended December 31, 2022, is presented below:

	Number of Shares	Weighted Average Grant-Date Fair Value
Nonvested at December 31, 2021	3,635,797	$0.30
Granted	454,475	1.24
Vested	(908,949)	0.30
Forfeited	-	-
Nonvested at December 31, 2022	3,181,323	$0.43

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2022

13.	Related Parties

The Company is party to a management consulting agreement with Eve Omni Advisors, LLC (“EVE”). Pursuant to this agreement, EVE will provide consulting services related to senior management matters as an independent contractor. The Company shall pay in advance a quarterly management fee of $ 375 on the first business day of each fiscal quarter (commencing on January 1, 2021), plus reimbursement of certain expenses. The agreement will continue until terminated by certain triggering events as defined in the agreement. The Company incurred management consulting fees of $1,500 during the year ended December 31, 2022.

The Company entered into a management consulting agreement with Ridgemont Partners Management, LLC (“Ridgemont”) in December 2020. Pursuant to the management consulting agreement, Ridgemont provides consulting services related to senior management matters as an independent contractor on an ongoing basis until terminated by certain triggering events as defined in the agreement. The Company shall pay in advance a quarterly management fee of $375 on the first business day of each fiscal quarter (commencing on January 1, 2021), plus reimbursement of certain expenses. The Company incurred management consulting fees of $1,500 during the year ended December 31, 2022.

During the year ended December 31, 2022, the Company leased employees via an affiliate and incurred costs of $9,713. Accounts payable to the affiliate at December 31, 2022 was $1,005, included within accounts payable on the consolidated balance sheet.

The Company provided transportation and logistics services to an affiliate in 2022 and recorded revenues of approximately $114. Accounts receivable from the affiliate at December 31, 2022 was $10, included within accounts receivable on the consolidated balance sheet.

During the year ended December 31, 2022, the Company utilized an affiliate for transportation services and incurred costs of $414. Accounts payable to the affiliate at December 31, 2022 was $2, included within accounts payable on the consolidated balance sheet.

14.	Subsequent Events

The Company has evaluated all events subsequent through September 16, 2023, the date these consolidated financial statements were available to be issued.

In March 2023, the Company borrowed $55,000 under the delayed draw commitment No.2 and $9,000 under the delayed draw commitment No.4.

On August 10, 2023, the Company announced that it has entered into a definitive agreement with Forward Air Corporation (“Forward”) under which Forward and the Company will combine in a cash-and-stock transaction. Under the terms of the agreement, the Company’s shareholders will receive $150,000 in cash and Forward common stock and preferred stock.

OMNI NEWCO, LLC AND SUBSIDIARIES

Audited Consolidated Financial Statements

As of and For the Year Ended December 31, 2021

Independent Auditor’s Report

Board of Directors

Omni Newco, LLC

Dallas, Texas

Opinion

We have audited the consolidated financial statements of Omni Newco, LLC and its subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2021, and the related consolidated statements of operations and comprehensive loss, members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, P.C.

September 15, 2023

OMNI NEWCO, LLC AND SUBSIDIARIES
Consolidated Balance Sheet
(in thousands)

December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$37,004
Accounts receivable:
Billed, net	306,281
Unbilled	65,622
Prepaid expenses and other assets	29,666
Total Current Assets	438,573

Property and equipment, net	26,442
Other Assets
Goodwill	485,586
Intangible assets, net	703,274
Other	9,758
Total Other Assets	1,198,618
Total Assets	$1,663,633

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Accounts payable	$110,481
Accrued expenses	104,667
Current portion of long-term debt	9,347
Other current liabilities	1,057
Total Current Liabilities	225,552

Long-term debt, less current portion	957,261
Contingent consideration liability	91,800
Deferred income taxes	9,469
Other long-term liabilities	4,057
Total Liabilities	1,288,139

Commitments and Contingencies (Note 8)

Members’ Equity	375,494
Total Liabilities and Members’ Equity	$1,663,633

See accompanying notes to consolidated financial statements.

OMNI NEWCO, LLC AND SUBSIDIARIES
Consolidated Statement of Operations and Comprehensive Loss
(in thousands)

Year Ended December 31, 2021

Operating revenue	$1,515,334

Operating expenses:
Purchased transportation costs	1,088,097
Selling, general and administrative	300,725
Change in fair value of contingent consideration	42,298
Depreciation and amortization	34,970
Total operating expenses	1,466,090
Income from operations	49,244

Other expense:
Interest expense, net	(45,498)
Foreign exchange loss	(962)
Total other expense	(46,460)
Income before income taxes	2,784
Income tax expense	(5,414)
Net loss	$(2,630)

Other comprehensive loss
Foreign currency translation adjustment	(105)
Comprehensive loss	$(2,735)

See accompanying notes to consolidated financial statements.

OMNI NEWCO, LLC AND SUBSIDIARIES
Consolidated Statement of Members’ Equity
(in thousands)

	Accumulated Other Comprehensive Loss	Members’ Equity
Balance, January 1, 2021	$-	$587,787
Issuance of member units	-	4,949
Member distributions	-	(214,507)
Net loss	-	(2,630)
Foreign currency translation gain	(105)	(105)
Balance, December 31, 2021	$(105)	$375,494

See accompanying notes to consolidated financial statements.

OMNI NEWCO, LLC AND SUBSIDIARIES
Consolidated Statement of Cash Flows
(in thousands)

Year Ended December 31, 2021
Operating Activities
Net loss	$(2,630)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	34,970
Amortization of deferred financing costs	7,777
Change in fair value of contingent consideration	42,298
Deferred income tax benefit	(288)
Provision for bad debts	1,695
Loss on disposal of property and equipment	(5)
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	(189,973)
Prepaid and other assets	(11,457)
Accounts payable	46,646
Accrued expenses and other liabilities	3,636
Contingent consideration paid	(6,458)
Net cash used in operating activities	(73,789)

Investing activities
Cash paid for acquisitions; net of cash acquired	(181,259)
Acquisition purchase price adjustment	(8,685)
Purchase of property and equipment	(15,330)
Net cash used in investing activities	(205,274)

Financing activities
Proceeds from long-term debt	533,557
Repayments of long-term debt	(28,565)
Proceeds from revolving line of credit	53,000
Repayments of revolving line of credit	(36,000)
Payment of debt issuance costs	(15,818)
Cash paid to settle contingent consideration	(9,840)
Member distributions	(209,188)
Net cash provided by financing activities	287,146
Effect of exchange rate changes on cash and cash equivalents	(180)
Net increase in cash and cash equivalents	7,903

Cash and cash equivalents - beginning of period	$29,101
Cash and cash equivalents - end of period	$37,004

Supplemental cash flow information
Cash paid for interest	$37,775
Cash paid for income taxes	$1,525

Non-cash investing and financing activities
Issuance of capital units in connection with acquisitions	$4,949
Contingent consideration liability	$55,960
Accrued distributions	$5,319
Goodwill measurement period adjustment	$1,471

See accompanying notes to consolidated financial statements.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2021

1.	Nature of Operations

Omni Newco, LLC (“Newco”), was formed as a Delaware limited liability company on December 21, 2020. Newco, through its wholly-owned subsidiary, Omni Parent, LLC (together, “the Company,” “we,” or “our”) is engaged in the arrangement of air, ocean and ground transportation, with commercial carriers for its customers, both nationally and internationally. Additionally, the Company provides e-commerce fulfillment, warehousing and distribution and value-added services, such as testing and light assembly.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

All dollar amounts are presented in thousands.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable consist of billed and unbilled receivables for services performed for the Company’s customers. The Company performs credit evaluations of its customers and reviews accounts receivable on a monthly basis and determines if any accounts will potentially be uncollectible. The Company includes any such uncollectible amounts in its allowance for doubtful accounts. Based upon information available, management recorded an allowance for doubtful accounts of $3,117 as of December 31, 2021. Actual write-offs may occur and the resulting losses may exceed the allowance for doubtful accounts.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization. Property and equipment in connection with business combinations are recorded at fair value. Depreciation is computed on a straight-line basis over the estimated useful lives of the asset. Leasehold improvements are amortized over the shorter of the remaining lease term or economic life of the related assets. Depreciation and amortization expense for the year ended December 31, 2021 was $6,044.

Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures for betterment and major renewals are capitalized. The cost of assets sold or retired and the related amounts of accumulated depreciation and amortization are eliminated from the accounts in the year of disposal and the resulting gains and losses are included in operations.

Property and equipment consist of the following:

	Estimated useful life in years	December 31, 2021
Machinery and equipment (a)	1-10	$16,752
Transportation equipment	1-5	1,279
Office furniture and fixtures	1-7	7,199
Leasehold improvements	1-10	7,248
Total assets		32,478
Less: accumulated depreciation		(6,036)
Property and equipment, net		$26,442

(a)	Equipment under capital leases was $1,929 as of December 31, 2021.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2021

Machinery and equipment and leasehold improvements not yet subject to depreciation was $4,147 as of December 31, 2021.

Business Combinations

The Company accounts for business acquisitions using the acquisition method of accounting based on Accounting Standards Codification (“ASC”) 805 — Business Combinations, which requires recognition and measurement of all identifiable assets acquired and liabilities assumed at their fair value as of the date control is obtained. The Company determines the fair value of assets acquired and liabilities assumed based upon its best estimates of the acquisition-date fair value of assets acquired and liabilities assumed in the acquisition. Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired. Subsequent adjustments to the fair value of any contingent consideration are recorded in the Company’s consolidated statement of operations.

Based on the acquisition date and the complexity of the underlying valuation work, certain amounts included in the Company’s consolidated financial statements may be provisional and thus subject to further adjustments within the permitted measurement period (not exceeding one year from the date of acquisition), as defined in ASC 805.

Goodwill

Goodwill is allocated to the reporting unit for the purpose of impairment testing. Goodwill is tested for impairment annually and between annual tests whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable. Goodwill is tested at the reporting unit level, which is defined as an operating segment or one level below the operating segment. An impairment loss is recognized if the estimated fair value of a reporting unit is less than its net book value.

Goodwill is tested at least annually for impairment on October 1, or more frequently if events or changes in circumstances indicate that the asset might be impaired. The Company first performs a qualitative assessment to determine whether it is more likely than not that the fair value of its reporting units is less than their respective carrying value (“Step Zero Analysis”). If the qualitative assessment indicates it is more likely than not that the fair value of the Company’s reporting units is less than their respective carrying value, an additional impairment assessment is performed. No impairment was recognized for the year ended December 31, 2021.

Impairment of Long-Lived Assets

Long-lived assets (excluding goodwill), such as property and equipment and definite lived intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. There were no impairment charges to long-lived assets for the year ended December 31, 2021.

Revenue

Freight Forwarding

The Company contracts with commercial carriers to arrange for the shipment of cargo. A substantial portion of the Company’s freight forwarding business is conducted through non-committed space allocations with carriers. The Company arranges for, and in many cases provides, pick-up and delivery service between the carrier and the location of the shipper or recipient in addition to other ancillary services. The transaction price is based on the consideration specified in the customer’s contract.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2021

Revenue is recognized upon transfer of control of promised products or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. A performance obligation is created when a customer under a transportation contract submits a bill of lading for the transport of goods from origin to destination. These performance obligations are satisfied as the shipments move from origin to destination. Transportation revenue is recognized proportionally as a shipment moves from origin to destination and the related costs are recognized as incurred. Some of the customer contracts contain a promise to stand ready, as the Company is obligated to provide transportation services for the customer. For these contracts, the Company recognizes revenue on a straight-line basis over the term of the contract because the pattern of benefit to the customer, as well as the Company’s efforts to fulfill the contract, are generally distributed evenly throughout the period. Performance obligations are short-term, with transit periods ranging from several days to a few months. Customers are billed upon delivery of the freight on a monthly basis, and remit payment according to approved payment terms. The Company recognizes revenue on a net basis when the Company does not control the specific services.

The Company has determined that in general each shipment transaction or service order constitutes a separate contract with the customer. However, when the Company provides multiple services to a customer, different contracts may be present for different services. The Company combines the contracts, which form a single performance obligation, and accounts for the contracts as a single contract when certain criteria are met.

The Company evaluates whether amounts billed to customers should be reported as gross or net revenue. Generally, revenue is recorded on a gross basis when the Company is primarily responsible for fulfilling the promise to provide the services, when it assumes risk of loss, when it has discretion in setting the prices for the services to the customers, and when the Company has the ability to direct the use of the services provided by the third party.

Warehousing, Distribution and Value-Added Services

The Company recognizes revenue for warehousing, distribution and value-added services as the performance obligation is satisfied in accordance with the contract, which ranges from a few months to a few years. The Company’s performance obligations are satisfied over time as customers simultaneously receive and consume the benefits of the Company’s services. The contracts contain a single performance obligation, as the distinct services provided remain substantially the same over time. The transaction price is based on the consideration specified in the contract with the customer and contains fixed and variable consideration. In general, the fixed consideration component of a contract represents reimbursement for facility and equipment costs incurred to satisfy the performance obligation and is recognized on a straight-line basis over the term of the contract. The variable consideration component is comprised of cost reimbursement, per-unit pricing or time and materials pricing and is determined based on the costs, units or hours of services provided, respectively, and is recognized over time based on the level of activity.

Revenues for freight forwarding was $1,406,828 for the year ended December 31, 2021. Revenues for warehousing, distribution and value-added services were $108,506 for the year ended December 31, 2021.

Income Taxes

The Company is a limited liability company. Under this method of organization, the members are taxed individually on their share of earnings. However, the Company has a wholly-owned U.S. corporation that is subject to federal income taxes which has been included in the accompanying consolidated financial statements. The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2021

Foreign income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due and deferred taxes, which relate primarily to the difference between the depreciation methods used for financial and income tax reporting.

The Company follows guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the consolidated financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement.

The Company records income tax related interest and penalties, if applicable, as a component of the provision for income tax expense. None of the Company’s income tax returns are currently under examination by taxing authorities. Fiscal years 2012 and later remain subject to examination by foreign tax authorities and years 2019 and later remain subject to examination by U.S. Federal and state taxing authorities. The Company believes that it has no uncertain tax positions for income taxes and believes there will be no significant changes in these positions during the next twelve months.

Foreign Currency

The Company operates in multiple countries in Asia, North America, and Europe. Foreign currency amounts attributable to its foreign operations have been translated into U.S. dollars using year-end exchange rates for assets and liabilities, historical rates for equity, and average monthly rates for revenues and expenses. Translation adjustments resulting from this process are recorded as components of other comprehensive income until complete or substantially complete liquidation by the Company of its investment in a foreign entity. Gains and losses resulting from re-measurement transactions denominated in currencies other than the functional currency are included in the consolidated statement of operations and comprehensive loss. Also, the Company is exposed to foreign currency exchange fluctuations on monetary assets and liabilities denominated in currencies that are not the local functional currency.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and requires management to disclose contingent assets and liabilities at the date of the consolidated financial statements. While management believes current estimates are reasonable and appropriate, actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with financial institutions which, at times, exceed federally insured limits. The Company monitors the financial condition of the banks and has experienced no losses associated with the accounts. The Company is not party to any financial instruments which would have off-balance sheet credit or interest rate risk.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2021

Fair Value of Financial Instruments

Accounting guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy categorizes assets and liabilities measured at fair value into one of three different levels depending on the observability of the inputs employed in the measurement. The three levels are defined as follows:

Level 1 – Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Other inputs that are observable directly or indirectly such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 – Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

The Company’s fair value of financial instruments disclosure is based upon information available to management as of December 31, 2021. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The Company’s financial instruments consist mainly of cash and cash equivalents, accounts receivable, accounts payable, contingent consideration and long-term debt. The carrying value for cash and cash equivalents, accounts receivable, and accounts payable approximates their fair value, principally due to the short-term maturities of these instruments. The carrying value for long-term debt approximates fair value because the interest rate is similar to other financial instruments with similar credit risks and terms.

The Company follows accounting guidance for nonfinancial assets and liabilities measured at fair value on a non-recurring basis. As it relates to the Company, this applies to certain nonfinancial assets and liabilities acquired in business combinations and thereby measured at fair value. The Company has classified such fair value measurements as level 3 and determines fair value primarily by internal valuations.

The Company’s only material financial instruments carried at fair value as of December 31, 2021, with changes in fair value flowing through current earnings, consist of contingent consideration liabilities recorded in conjunction with business combinations.

On November 29, 2021, the Company settled the Mach 1 earnout in cash of $16,298. The difference between the estimated value and the amount paid of $6,458 was included in change in fair value of contingent consideration liability in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2021.

In connection with 2020 and 2021 acquisitions (as defined below), the Company recorded a contingent consideration liability on each of the acquisition dates, which consists of a potential future payment to each of the sellers. The potential future payment for Epic, and Millhouse is based on adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), as defined in the respective purchase and sale agreement. The potential future payment for Trinity and PLC is based on gross profit, as defined in the respective purchase and sale agreement. The fair value of the contingent consideration liability was determined using a Monte Carlo simulation model. The fair value is based on significant inputs not observable in the market and thus represents a level 3 measurement.

The contingent consideration liabilities were measured subsequently at December 31, 2021 at fair value. The fair value adjustments associated with contingent consideration liabilities were included in total operating expenses on the consolidated statement of operations and comprehensive loss for the year ended December 31, 2021.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2021

The following table summarizes the fair values of the contingent consideration liabilities for the acquisitions at each acquisition date (see Note 3) and at December 31, 2021.

	Epic	Trinity	Millhouse	PLC	Total
Acquisition date estimated value	$3,560	$17,000	$21,100	$14,300	$55,960
Change in estimated value	7,440	25,500	2,900	-	35,840
Estimated value of contingent consideration at December 31, 2021	$11,000	$42,500	$24,000	$14,300	$91,800

A reconciliation of the beginning and ending balances of recurring fair value measurements recognized in the accompanying balance sheets using significant unobservable (Level 3) inputs, is as follows:

December 31, 2021
Balance at beginning of the period	$9,840
Fair value recorded at acquisition	55,960
Fair value changes included in change in fair value of contingent consideration liability	42,298
Payments of contingent consideration	(16,298)
Balance at end of the period	$91,800

Deferred Financing Costs

Financing costs incurred related to debt issuance are deferred and amortized over the term of the related debt which approximates the effective interest rate method. When a debt is retired before its maturity, unamortized deferred financing costs are written off in the period the debt is extinguished. For the year ended December 31, 2021, amortization expense of $7,777 is recorded in interest expense on the consolidated statement of operations and comprehensive loss.

Investments Other Securities

The Company accounts for its investments in equity securities in accordance with ASC Topic No. 321, Investments - Equity Securities (“ASC 321”) which requires the accounting for equity investments (other than those accounted for using the equity method of accounting) generally to be measured at fair value for equity securities with readily determinable fair values. For equity securities without a readily determinable fair value that are not accounted for by the equity method, the Company measures the equity security using cost, less impairment, if any, and plus or minus observable price changes arising from orderly transactions in the same or similar investment from the same issuer. Any unrealized gains or losses will be reported in current earnings.

The Company has an investment in Evolve Supply Chain Solutions, LLC (“Evolve”) accounted for at cost less impairment, at $2,500 at December 31 2021, included in other noncurrent assets on the accompanying consolidated balance sheet.

At any point in time, the Company has the ability to convert some or all its Series A Preferred Units into common units of Evolve based on the Series A Preferred Conversion Price, as defined in the Amended and Restated Limited Liability Company Agreement of Evolve Supply Chain Solutions, LLC.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2021

Joint Venture

The Company acquired a 60% ownership stake in a joint venture with a third party (“JV”). The JV is consolidated in the balance sheet as of December 31, 2021, under the acquisition method and all intercompany transactions have been eliminated. The value of JV net assets and value of the third party non-controlling interest is inconsequential within members’ equity on the consolidated balance sheet as of December 31, 2021.

3.	Acquisitions

On April 2, 2021, the Company purchased 100% of the equity interests in Epic Freight Solutions LLC (“Epic”) in a stock purchase acquisition. Epic was founded in 2011 and is headquartered in Lawndale, California. Epic provides freight and logistics services to both U.S. and internationally based clients. Epic Freight’s services include expedited ground, truckload services, tradeshow and event logistics, air freight, international, final mile service, blanket and pad wrap, and packing guidance.

On May 17, 2021, the Company purchased substantially all of the assets of Custom Expediting & Logistics, Inc. dba Tiger Critical Logistics and Tiger Critical Capital, Inc. (together as “Tiger”) in an asset purchase acquisition. Tiger was founded in 2017 and is headquartered in Cornelius, North Carolina. Tiger provides door-to-door ground and air transportation services throughout the U.S., Canada, and Mexico. Tiger’s services include expedited ground, air freight charter, truckload, standard truckload, and flatbed freight services.

On June 18, 2021, the Company purchased Trinity Logistics USA, Inc. and certain subsidiaries (collectively “Trinity”) in a stock purchase acquisition. Trinity Logistics USA, Inc. was founded in 2007 and is headquartered in Valley Stream, New York. Trinity provides end-to-end freight forwarding services via their fleet of planes, ships, and ground vehicles. Trinity has regional headquarters in Hong Kong, Sri Lanka, and Frankfurt, Germany with several additional offices operating in these regions as well as Africa and the Middle East.

On August 19, 2021, the Company purchased 100% of the equity interests in Millhouse Logistics Services, LLC, Millhouse Express Services, LLC and IVIA, LLC (collectively “Millhouse”). Millhouse Logistics was founded in 2010 and is headquartered in Fletcher, North Carolina. Millhouse provides both U.S. and internationally based clients a complete set of ground transportation services – expedite, oversized, FTL, LTL – while focusing on transparency and visibility in all its operations. Standing for maintaining close customer relationships, the Company is available 24/7 to deliver not just freight, but unique business solutions and educated decisions.

On December 29, 2021, the Company purchased 100% of the equity interests in Pacific Logistics, LLC (“PLC”). PLC was founded in 1999 and is headquartered in Los Angeles, CA. The service offerings include time sensitive logistics, high value or oversize transport, warehousing & value-added services, international import / export services and linehaul transportation.

The business combinations described above were accounted for using the acquisition method of accounting and the purchase price was allocated to the net assets acquired at estimated fair value.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2021

Total consideration for each acquisition is as follows:

	Epic	Tiger	Trinity	Millhouse	PLC	Total
Cash consideration	$14,620	$9,144	$73,389	$22,991	$86,863	$207,007
Equity units	3,683	1,266	-	-	-	4,949
Contingent consideration	3,560	-	17,000	21,100	14,300	55,960
Total	$21,863	$10,410	$90,389	$44,091	$101,163	$267,916
Less: cash acquired	(869)	(507)	(18,579)	(3,140)	(2,653)	(25,748)
Total consideration	$20,994	$9,903	$71,810	$40,951	$98,510	$242,168

Management uses the Option-Pricing Method to estimate fair value of the capital units as of the acquisition date. The Option-Pricing Method requires valuation assumptions of expected term, risk-free interest rates (0.68% for Epic and 0.59% for Tiger), expected volatility (47.40% for Epic and 49.30% for Tiger), and expected dividend yield. The term of four years represents the period to an expected liquidity event. The estimated risk-free interest rate is based on the implied yield available on the transaction date of a U.S. Treasury note with a term equal to the expected term. Estimated volatility is based on historical volatility of publicly traded peer companies over a period equal to the expected term. The dividend yield of 0.0% assumes that dividends are accrued and paid continuously.

Based upon the purchase price allocation, the following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of the respective acquisition:

	Epic	Tiger	Trinity	Millhouse	PLC	Total
Accounts receivable	$4,589	$2,268	$28,388	$18,005	$9,096	$62,346
Prepaid and other current assets	-	-	1,670	1,537	1,129	4,336
Property and equipment	-	-	-	1,922	1,081	3,003
Other noncurrent assets	-	-	1,588	-	511	2,099
Goodwill	8,425	3,552	50,916	14,829	21,858	99,580
Intangible assets	10,800	5,600	42,100	30,800	70,300	159,600
Total Assets	$23,814	$11,420	$124,662	$67,093	$103,975	$330,964
Accounts payable	$1,871	$1,232	$12,897	$8,654	$2,445	$27,099
Accrued expenses and other liabilities	694	90	14,832	5,856	2,915	24,387
Other current liabilities	255	195	2,882	158	105	3,595
Long-term debt	-	-	12,388	11,474	-	23,862
Deferred income taxes - liability	-	-	9,853	-	-	9,853
Total Liabilities	$2,820	$1,517	$52,852	$26,142	$5,465	$88,796
Net Assets Acquired	$20,994	$9,903	$71,810	$40,951	$98,510	$242,168

Goodwill represents the excess purchase price over the fair value of the assets net of liabilities acquired. Trained and assembled workforce which does not meet the separability criterion is included in goodwill. Goodwill is not deductible for tax purposes.

The Company incurred acquisition costs totaling approximately $6,421 that were expensed during 2021 and are included in selling, general and administrative expenses on the consolidated statement of operations and comprehensive loss.

In connection with the acquisitions, the Company borrowed under its First Lien Term Loan and Amended and Restated First Lien Term Loan. See Note 7 for further details.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2021

4.	Goodwill

Reconciliation of goodwill as December 31, 2021 is as follows:

December 31, 2021
Goodwill – beginning balance	$375,850
Goodwill additions – business combinations (Note 3)	99,580
Measurement period adjustments	10,156
Goodwill – ending balance	$485,586

The measurement period adjustments related to a prior year acquisition. The adjustments to the purchase price were the result of post-close settlements paid in cash.

5.	Intangible Assets

Intangible assets consist of the following as of December 31, 2021:

	Weighted Average Useful Life (in Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	18.0	$636,700	$(27,050)	$609,650
Internally developed software	4.6	1,600	(116)	1,484
Trade names - finite-lived	1.5	6,500	(1,760)	4,740
Trade names - indefinite-lived		87,400	-	87,400
Total intangible assets		$732,200	$(28,926)	$703,274

Amortization expense of $28,926 is included in the consolidated statement of operations and comprehensive loss for the year ended December 31, 2021, within depreciation and amortization. Future amortization of intangible assets will be as follows:

December 31,
2022	$37,950
2023	36,190
2024	34,700
2025	34,700
2026	34,583
Thereafter	437,751
$615,874

6.	Accrued Expenses

Accrued expenses consist of the following:
December 31, 2021
Accrued purchased transportation costs	$35,440
Accrued compensation, benefits and withholdings	25,824
Value-added taxes payable	6,039
Accrued professional fees	1,820
Distributions payable	5,319
Current portion of accrued claims (See Note 8)	3,133
Other accrued expenses	27,092
Accrued Expenses	$104,667

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2021

7.	Long-Term Debt

At December 31, 2021, long-term debt consisted of the following:

December 31, 2021
Term loan	$887,775
Subordinated term loan	80,000
Revolving line of credit	20,000
Finance leases of equipment	1,529
Total debt	989,304
Deferred financing costs, net	(22,696)
Total debt	966,608
Less: current portion	(9,347)
Total long-term debt, net of current portion	$957,261

Senior Secured First Lien Term Loan

On December 30, 2020, the Company entered into a Term Loan payable with a financial institution for a principal amount of $360,000, maturing in December 2026. The Company increased the principal amount by $90,000 under incremental commitment amendment No.1 on June 18, 2021 and $50,000 under incremental commitment amendment No.2 on October 22, 2021. The Term Loan includes a delayed draw in an aggregate principal amount not to exceed $65,000, maturing in December 2026. In 2021, in connection with acquisitions of Epic, Tiger and Millhouse, the Company borrowed a total of $65,000 under the delayed draw.

On November 30, 2021, the Company amended and restated (“A&R) the First Lien Term Loan and increased the aggregate principal amount to $800,000, maturing in December 2026. The A&R Term Loan includes delayed draw of an aggregate amount of $185,000. In connection with acquisition of PLC, the Company borrowed $90,000 under the delayed draw on December 29, 2021. The A&R Term Loan bears interest at a base rate per annum equal to the Eurodollar Rate plus the applicable margin for Eurodollar Rate loans or at a rate per annum equal to the Alternate Base Rate plus the applicable margin for Alternate Base Rate loans (6.0% at December 31, 2021) and secured by substantially all the assets of the Company.

Principal payments equal to 0.25% of the aggregate principal amount are due quarterly commencing on June 30, 2021, with the remaining due upon maturity. Accrued interest is due monthly.

Revolving Line of Credit

On December 30, 2020, the Company entered into Revolving Line of Credit with an aggregate principal amount not to exceed $40,000, maturing in December 2025. On November 30, 2021, the Company increased the Revolving Credit Commitment to an aggregate principal amount of $80,000 under the A&R First Lien Credit Agreement. At December 31, 2021, the amount borrowed under the Revolving Line of Credit was $20,000. The Revolving Line of Credit bears interest at a base rate per annum equal to the Eurodollar Rate plus the applicable margin for Eurodollar Rate loans or at a rate per annum equal to the Alternate Base Rate plus the applicable margin for Alternate Base Rate loans (6.0% at December 31, 2021) and is unsecured. Principal is due at maturity and accrued interest is due monthly. The Company shall pay a commitment fee at a rate per annual equal to 0.50% times the actual daily undrawn amount under the Revolving Line of Credit. The commitment fee is due quarterly and on the maturity date for the Revolving Line of Credit.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2021

Secured Second Lien Subordinated Term Loan

On December 30, 2020, the Company entered into a Subordinated Term Loan payable with a financial institution for a principal amount of $80,000, maturing in December 2027. The Subordinated Term Loan bears interest at a base rate per annum equal to the Eurodollar Rate plus the applicable margin for Eurodollar Rate loans or at a rate per annum equal to the Alternate Base Rate plus the applicable margin for Alternate Base Rate loans (10.0% at December 31, 2020) and secured by substantially all the assets of the Company. The Subordinated Term Loan is subordinate to the First Lien Term Loan. Principal is due at maturity and accrued interest is due monthly.

Future maturities of Company’s long-term debt as of December 31, 2021 are as follows:

December 31,
2022	$9,347
2023	9,326
2024	9,200
2025	29,193
2026	852,238
Thereafter	80,000
$989,304

The credit agreements have affirmative and negative covenants as defined within each credit agreement and compliance with the consolidated net leverage ratio. At December 31, 2021, the Company was in compliance with all the terms of its credit facilities.

8.	Commitments and Contingencies

The Company leases office space and equipment at various locations under non-cancelable lease agreements expiring through 2032. Under the terms of the agreements, the Company is obligated to pay certain operating expenses.

The future minimum payments required under the operating leases are as follows:

Year ended December 31,	Leases	Subleases	Net
2022	$39,940	$311	$39,629
2023	29,595	74	29,521
2024	18,349	-	18,349
2025	10,733	-	10,733
2026	5,390	-	5,390
Thereafter	9,865	-	9,865
	$113,872	$385	$113,487

Rent expense under these and other month-to-month leases was approximately $35,400 for the year ended December 31, 2021. Rentals under the subleases totaled approximately $474 for the year ended December 31, 2021.

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. As of December 31, 2021, $3,133 are included in accrued expenses on the accompanying balance sheet for current portion of known claims. The non-current portion of known claims of $4,065 at December 31, 2021 are included in other long-term liabilities in the accompanying consolidated balance sheet.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2021

9.	Income Taxes

Income tax expense (benefit) consisted of the following:

Year Ended December 31, 2021
Current
State	$742
Federal	1,202
Foreign	3,758
Total Current	5,702
Deferred
Federal	(477)
Foreign	189
Total Income Tax Expense	$5,414

Deferred income tax assets relate to foreign property and equipment. Deferred tax liabilities resulted from the difference between the book basis and the tax basis in the intangible assets created in the acquisition of Trinity in 2021. Deferred income tax liabilities were $9,469 at December 31, 2021.

The effective tax rate is 21.2% and consists primarily of the Company’s foreign operations, in addition to state taxes and its one wholly-owned U.S corporate subsidiary.

10.	Retirement Plan

The Company has a 401(k) profit sharing plan that covers certain eligible employees. Contributions to the plan are at the discretion of management. For the year ended December 31, 2021, the Company contributed $381 to the plan.

11.	Profit Unit Plan

Class B Member Units

On March 26, 2021, the Board of Managers of Company’s parent created a new profit unit plan with authorized Class B member units (“Class B Units”) of 18,178,985.52.

The Company accounted for the Units as liabilities under FASB ASC 718, Compensation – Stock Compensation. As such, the fair value of each award would be calculated at each reporting date. However, Class B Units are contingent upon continued employment and only vest upon a liquidity event that generates an internal rate of return of 18% or more. Additionally, the portion of Class B Units that vest is contingent on the return on investment earned by certain Member Unit holders based on the table below:

Return on Investment	Vest %
Less than 2.0	None
2.0 to 2.5	33.33%
2.5 to 3.0	66.67%
More than 3.0	100.00%

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2021

The vesting conditions are not considered probable until a liquidity even occurs, therefore no compensation cost for Class B Units has been recognized.

During 2021, 9,680,309.82 Class B Units were granted and 1,454,318.84 were forfeited.  As of December 31, 2021, 8,225,990.98 Class B Units were outstanding and unvested. No Class B Member Units have vested as of December 31, 2021.

12.	Related Parties

The Company is party to a management consulting agreement with Eve Omni Advisors, LLC (“EVE”). Pursuant to this agreement, EVE will provide consulting services related to senior management matters as an independent contractor. The Company shall pay in advance a quarterly management fee of $ 375 on the first business day of each fiscal quarter (commencing on January 1, 2021), plus reimbursement of certain expenses. The agreement will continue until terminated by certain triggering events as defined in the agreement. The Company incurred management consulting fees of $1,500 during the year ended December 31, 2021.

The Company entered into a management consulting agreement with Ridgemont Partners Management, LLC (“Ridgemont”) in December 2020. Pursuant to the management consulting agreement, Ridgemont provides consulting services related to senior management matters as an independent contractor on an ongoing basis until terminated by certain triggering events as defined in the agreement. The Company shall pay in advance a quarterly management fee of $375 on the first business day of each fiscal quarter (commencing on January 1, 2021), plus reimbursement of certain expenses. The Company incurred management consulting fees of $1,500 during the year ended December 31, 2021.

Accounts receivable from a unit holder was $853 as of December 31, 2021, classified in prepaid expenses and other assets on the consolidated balance sheet.

The Company utilized an affiliate for transportation and logistics services. During the year ended December 31, 2021, the Company incurred costs of approximately $4,919. Accounts payable to the affiliate at December 31, 2021 was $133, included within accounts payable on the consolidated balance sheet.

13.	Subsequent Events

The Company has evaluated all events subsequent through September 15, 2023, the date these consolidated financial statements were available to be issued.

2022 Acquisitions

On March 31, 2022, the Company through its wholly-owned subsidiary Omni Logistics, LLC acquired substantially all of the assets of LiVe Logistics Corporation for a total purchase consideration of $52,572. LiVe is a third-party logistics company that provides asset-light transportation and logistics services, specializing in a variety of 3PL services, including full truckload, less-than-truckload, shared truckload, multi-stop deliveries, drop trailers, box trucks, sprinter vans, flatbeds, refrigerated, frozen, reefer, flatbeds, intermodal, rail, and warehousing to customers in the United States.

On August 26, 2022, the Company purchased AG World Transport, Inc. and certain subsidiaries (collectively “AGW”) in a stock purchase acquisition for a total purchase consideration of $115,595. AGW is a global freight forwarder that leverages its expertise in air freight, ocean freight, road service, and logistics to craft customized, end-to-end supply chain solutions. The acquisition of AGW was to bolster Omni’s brokerage team and win additional business from existing customers through enhanced air freight capabilities.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in thousands)
December 31, 2021

Senior Secured First Lien Term Loan

In March 2022, in connection with the LiVe acquisition, the Company borrowed $40,000 under the delayed draw. The Company established a new term facility in an aggregate principal amount of $115,000 and established a new delayed draw commitment No.3 on June 24, 2022 in the amount of $100,000 and $45,000 under delayed draw commitment No.4. The agreement also amended definitions of interest whereby the Eurodollar Rate is replaced with Secured Overnight Financing Rate (SOFR). In August of 2022, in connection with the AGW acquisition, the Company borrowed a total of $100,000 under the delayed draw commitment No. 3. In March 2023, the Company borrowed $55,000 under the delayed draw commitment No. 2 and $9,000 under the delayed draw commitment No. 4.

Secured Second Lien Subordinated Term Loan

On June 24, 2022, the Company obtained a new term facility in the aggregate principal amount of $135,000 and on June 30, 2022, the company entered into the Fifth Amendment to the Secured Second Lien Credit Agreement and funded $30,000 term facility.

Member Distributions

During 2022 and 2023, the Company declared and paid $236,633 in member distributions.

Plan of Merger

On August 10, 2023, the Company announced that it has entered into a definitive agreement with Forward Air Corporation (“Forward”) under which Forward and the Company will combine in a cash-and-stock transaction. Under the terms of the agreement, the Company’s shareholders will receive $150,000 in cash and Forward common stock and preferred stock.